EXHIBIT 99.1

SLR Investment Corp. Issues Letter to Stakeholders

NEW YORK, March 20, 2023 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”) announces today that it has issued an open letter to its stakeholders regarding a business update amid the aftermath of the Silicon Valley Bank (“SVB”) and Signature Bank (“SBNY”) issues.

The full text of the letter follows:

March 20, 2023

Dear Valued Stakeholder,

In light of the recent issues at Silicon Valley Bank and Signature Bank, we would like to provide our stakeholders with an update on our business. SLR Investment Corp. currently believes the issues at SVB and SBNY will not have a significant impact to its operations following the Company’s thorough review. Consistent with our commitment to transparency, we are sharing with this letter our assessment of the impact on SLRC of the FDIC’s decision to place Silicon Valley Bank and Signature Bank under receivership. We have concluded that these bank issues should not have a material adverse effect on the financial performance, portfolio credit quality, or liquidity position of the Company. Outlined below are the key takeaways from the Company’s analysis of the Company’s risk exposures related to SVB and SBNY, which was conducted in collaboration with its investment advisor, SLR Capital Partners, LLC (“SLR”).

SLRC Has No Material Direct Financial and Operational Exposure to SVB or SBNY

  SLRC does not hold any cash or cash equivalents with SVB or SBNY.
  The Company has not had any lending relationship with SVB, and at December 31, 2022, the Company had approximately $13 million of unfunded exposure to SBNY, representing less than 1.0% of the Company’s $1.5 billion of total credit facilities and unsecured debt outstanding.

SLRC’s Balance Sheet Remains Strong

  The Company continues to have a strong balance sheet, with ample liquidity and capital availability.
  SLRC’s net leverage ratio of 1.08x at December 31, 2022 is well within its target leverage range of 0.9x – 1.25x.
  SLRC has no debt maturities until the end of 2024, resulting in a liability structure not subject to near-term refinancing risk.
  SLRC’s leverage profile is in a strong position to weather a rising rate environment with 50% of SLRC’s $1.1 billion of borrowings at December 31, 2022 comprised of senior unsecured fixed rate notes at a weighted average annual interest rate of 3.9%.

SLRC Does Not Have Material Portfolio Company Exposure to SVB or SBNY

  SLR has been in active dialogue with SLRC’s portfolio companies and their private equity and venture capital partners.
  Based on these ongoing discussions, SLR is not aware of any SLRC borrowers that have faced material issues to date as a result of the bank issues.
  Based on our review to date, SLRC’s strategies have no material exposure to SVB or SBNY.
  SVB was an active bank participant in the life science industry. Following an extensive review and consultations with our venture capital partners, SLR has concluded that only one of SLRC’s life science portfolio companies, representing less than 0.2% of the fair value of SLRC’s portfolio, holds a significant portion of their cash at SVB. In light of the FDIC’s commitment to guarantee deposits, we believe there is no material risk from the SVB closure to this portfolio company.
  Based on information SLRC received from its portfolio companies to date, SLR does not believe there are any SLRC portfolio companies with undrawn loan facilities where SVB or SBNY is the lender.

SLR Believes that the Company’s Portfolio is Positioned Well for Economic Disruption That May Result from the Bank Issues

  With 78% of SLRC’s Comprehensive Investment Portfolio1 invested in specialty finance assets, which have borrowing bases supporting the first lien loans and full covenant structures, SLRC is defensively positioned for a volatile economic period.
  Additionally, 98.6% of SLRC’s Comprehensive Investment Portfolio at December 31, 2022 was invested in first lien senior secured loans. Of the 1.2% of SLRC’s portfolio which is allocated to second lien loans, only 0.2% is invested in second lien cash flow loans and 1.0% is allocated to second lien asset-based loans with defined borrowing bases. The first lien on assets provides greater protection of principal than second lien and subordinated loans.
  As of December 31, 2022, SLRC had over $650 million in available capital to take advantage of the current investment environment.

SLRC’s Investment Advisor, SLR Capital Partners, LLC Intends to Be Opportunistic During the Resulting Market Volatility

  All of SLR’s investment strategies have significant available capital to deploy. Specifically, SLR’s Life Science Team continues to actively seek attractive late-stage life science companies.
  With its recently announced $3.8 billion of additional investable capital, including anticipated leverage, SLR believes it is positioned well across its niche private credit strategies to assist fundamentally strong middle market companies through the current challenging financing environment on terms that can provide attractive risk-adjusted returns to its investors. The incremental capital expands SLR’s total platform scale and creates a larger opportunity set for SLRC to co-invest alongside other investment vehicles advised by SLR.
  SLR believes that its available capital and platform scale will be deemed particularly valuable by borrowers, sponsors, and venture capital firms in the current economic climate.

Sincerely,

Michael Gross & Bruce Spohler, Co-Chief Executive Officers of SLR Investment Corp. and Co-founders of SLR Capital Partners, LLC

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts (including the current conflict between Russia and Ukraine), natural disasters or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770

1 The Comprehensive Investment Portfolio is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loan to KBH.